Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

First United Corporation

Oakland, Maryland

We consent to the incorporation by reference in Post-Effective Amendment No. 5 to Form S-1 (File No. 333-180514) of First United Corporation of our report dated March 10, 2026 relating to the consolidated financial statements of First United Corporation appearing in the Annual Report on Form 10-K of First United Corporation for the year ended December 31, 2025, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe LLP

Washington, D.C.

April 10, 2026